Deloitte.

Brightman Almagor
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Tel Aviv 67021
P.O.B 16593, Tel Aviv 61164
Israel

Tel: +972 (3) 608 5555
Fax: +972 (3) 609 4022
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www.deloitte.com

December 19, 2005

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of VSUS Technologies Incorporated of our report dated April 10, 2005, which appears in the Annual Report on Form 10-KSB filed with the Securities and Exchange Commission by VSUS Technologies Incorporated on April 15, 2005.

We also consent to the reference to us under the caption "Experts" in the prospectus constituting a part of the foregoing Registration Statement on Form S-8.

Brightman Almagor & Co
Certified Public Accountants
A member firm of Deloitte Touche Tohmatsu